Exhibit (99)(a)








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PROXY

                              SANTA BARBARA BANCORP

                         SPECIAL MEETING OF SHAREHOLDERS
                          to be held December 15, 1998

                      THIS REVOCABLE PROXY IS SOLICITED BY
                 THE BOARD OF DIRECTORS OF SANTA BARBARA BANCORP

         The undersigned shareholder of Santa Barbara Bancorp, a California corporation ("SBB"), hereby appoints David W. Spainhour, William S. Thomas, Jr. and Jay D. Smith (the "Proxies"), and any of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the Special Meeting of Shareholders of SBB to be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, on
Tuesday, December 15, 1998 at 2:00 p.m. local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. Merger. To adopt and approve the Agreement and Plan of Reorganization, dated July 20, 1998, by and between SBB and Pacific Capital Bancorp
         ("Pacific"), and an Agreement and Plan of Merger between SBB and Pacific and the transactions contemplated thereby, including the Merger of Pacific with and into SBB.

           [   ]    For              [   ]    Against           [   ]   Abstain

2. Amendment to Bylaws. To approve an amendment to the Bylaws of SBB to increase the range of the authorized number of directors of SBB from
         (i) a minimum of seven (7) persons and a maximum of thirteen (13) person to (ii) a minimum of nine (9) persons to a maximum of seventeen
         (17) persons, with the exact number of directors within the foregoing range to be determined by the Board of Directors.

           [   ]    For              [   ]    Against           [   ]   Abstain

3. Amendment to Articles of Incorporation. To approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting in the election of directors.

           [   ]    For              [   ]    Against           [   ]   Abstain

4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof, including matters incidental to the conduct of the Special Meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of SBB or the Board of Directors at the Special Meeting.





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         The undersigned hereby ratifies and confirms all that said Proxies,  or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of said Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus accompanying it.

         This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the Proposals set forth above.

         Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.


I/We do [___]   - or -    I/We do not [___]  plan to attend the Special Meeting.


Dated:_________________________, 1998


                                          Signature:____________________________

                                          Signature:____________________________
                                                          (If held jointly)


SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY
IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
THE UNITED STATES.